Exhibit 5.1

Wilson Sonsini Goodrich & Rosati

August 28, 2013

SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94402

Re:	Registration Statement on Form S-1

This opinion is furnished to you in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by SolarCity Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of $115,000,000 of the Company’s convertible senior notes due 2018 (the “Notes”) (including $15,000,000 issuable upon exercise of an overallotment option granted by the Company) and shares of common stock, par value $0.0001 per share, of the Company (the “Conversion Shares” and together with the Notes, the “Securities”) issuable upon conversion of the Notes. We understand that the Notes are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

The Notes are to be issued pursuant to an indenture, which has been filed as an exhibit to the Registration Statement (the “Indenture”), to be entered into between the Company and the trustee to be named therein (the “Trustee”). The Notes are to be issued in the form included in the Indenture filed as an exhibit to the Registration Statement.

We have examined the Registration Statement and such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that the Notes will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (vi) that the Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.

With respect to the Notes to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Notes, the terms of the offering thereof and related matters; and (f) such Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	With respect to the Conversion Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Notes and the Conversion Shares, the terms of the offering thereof and related matters; and (b) the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, then the Conversion Shares will be validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America; the State of New York as to the enforceability of the Notes; and the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati